UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2014

BANKRATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35206	65-0423422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(Address of principal executive offices)

(561) 630-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

On June 18,  2014,  Bankrate, Inc., (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders approved the election of all three returning members of the Board of Directors to serve until the 2017 Annual Meeting and ratified the appointment of Grant Thornton LLP as independent registered public accounting firm for the year ending December 31, 2014.

As of the record date, there were 104,740,450 shares of common stock outstanding and entitled to vote on each matter presented for vote at the Annual Meeting.  At the Annual Meeting,  96,861,284 shares of common stock or 92.47% of the outstanding common shares entitled to vote were represented in person or by proxy.  Those shares were voted as follows (vote totals may not agree due to rounding of fractional shares):

1.	The following individuals were nominated in 2014 to serve until the Annual Meeting of Stockholders in 2017. All nominees were re-elected. The results were as follows:
Name	Votes For	Votes Withheld	Broker Non-Votes
Peter Morse	80,986,463	13,273,924	2,600,897
Christian Stahl	82,009,329	12,251,058	2,600,897
Mitch Truwit	72,821,368	21,439,019	2,600,897

2.

The appointment of Grant Thornton LLP as independent registered public accounting firm to audit the accounts of the Company for the fiscal year ending December 31, 2014 was ratified. The results were as follows:

Votes For	96,843,375
Votes Against	7,438
Abstain	10,471

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2014	BANKRATE, INC.
	By:	/s/ James R. Gilmartin
James R. Gilmartin Vice President, General Counsel